Exhibit 99.1

NetScout Systems Reports Financial Results for Second Quarter Fiscal Year 2017

WESTFORD, Mass.--(BUSINESS WIRE)--October 27, 2016--NetScout Systems, Inc. (NASDAQ: NTCT), a leading provider of business assurance, a powerful combination of service assurance, cybersecurity, and business intelligence solutions, today announced financial results for its second quarter of fiscal year 2017 ended September 30, 2016.

“NetScout delivered good second-quarter results and made important progress on major new product initiatives,” stated Anil Singhal, NetScout’s president and CEO. “Our second-quarter 2017 revenue performance reflected solid enterprise-related service assurance growth and excellent top-line results at Arbor Networks. This, however, was mostly offset by a decline in the service provider service assurance revenue due to the timing and magnitude of a very large project in the same period last year. Most importantly, we launched our new InfiniStreamNG real-time information platform. We are now able to deliver new and enhanced analytics along with complementary products that address the service assurance, cybersecurity and business intelligence requirements of our customers around the world.”

Singhal concluded, “Service provider spending continues to be constrained primarily due to their focus on investment return for their LTE networks. As a result, the timing and magnitude of certain service provider orders remains fluid as we approach their calendar year-end budgeting timeframes. Fortunately, our competitive position with major mobile operators and MSOs worldwide is very strong. Our ability to invest in innovation and deliver compelling solutions will play an important role in continuing to differentiate NetScout in the marketplace, assist our customers with their digital transformation challenges, and drive strong performance over the longer term.”

Notable second-quarter and recent operational highlights include:

  In early September 2016, NetScout announced the availability of its next-generation, real-time information platform called the InfiniStreamNG™. This new platform, powered by its patented, proprietary Adaptive Service Intelligence Plus (ASI Plus) technology, targets both enterprise and service provider customers across their data center, cloud and hybrid infrastructures, thereby enabling them to gain seamless, end-to-end visibility and dramatically accelerate their digital transformation initiatives;
  During the second quarter, NetScout acquired the technology assets of Avvasi Incorporated, a privately held, Waterloo, Ontario-based provider of award-winning solutions used by top-tier service providers to measure, improve and monetize video in their networks. Video traffic continues to grow and service providers are recognizing that delivering high-quality video streams is becoming increasingly critical to enhancing the customer experience. This acquisition builds on NetScout’s ongoing investment to enhance its service assurance capabilities for video traffic over 4G/LTE mobile networks. In conjunction with this transaction, approximately a dozen engineers and other staff of Avvasi joined NetScout.
  In mid-September 2016, the Company unveiled additions to its nGenius® Packet Flow Switch (PFS) portfolio, designed for performance and scale at 40G;
  In early October 2016, Arbor Networks introduced version 2.2 of Arbor Networks Spectrum™, a high-performance network traffic analysis platform integrating NetFlow packet and threat intelligence data for real-time and retrospective investigation of advanced threats;
  Arbor has continued to receive industry accolades for its distributed-denial-of-service (DDoS) capabilities including Frost & Sullivan’s 2016 Asia-Pacific On-Premise DDoS Protection Solution Vendor of the Year, and the Golden Bridge Awards’ Gold Winner in the Security Services category for Arbor Cloud DDoS Protection while also marking the 20-year anniversary of DDoS attacks targeting the availability of internet service provider (ISP) networks; and
  In mid-October 2016, NetScout also announced the NETSCOUT edition of the OptiView® XG network analysis tablet with a new customizable dashboard, enhanced reporting and integration with the NETSCOUT nGeniusONE® Service Assurance platform. NETSCOUT’s portable analyzer provides infrastructure diagnostics for both wireless and wired LANs.

Q2 FY17 Financial Results

As a reminder, NetScout acquired Danaher’s Communications Business in mid-July 2015. Accordingly, the Company’s second-quarter fiscal year 2016 results reflect an approximately two and one-half month contribution from the acquired assets.

Total revenue (GAAP) for the second quarter of fiscal year 2017 was $272.0 million. Non-GAAP total revenue for the second quarter of fiscal year 2017 was $283.3 million. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP) for the second quarter of fiscal year 2017 was $168.9 million, which was approximately 62% of total revenue. On a non-GAAP basis, product revenue for the second quarter of fiscal year 2017 was $174.9 million, which was approximately 62% of total non-GAAP revenue. Service revenue (GAAP) for the second quarter of fiscal year 2017 was $103.2 million, or approximately 38% of total revenue. On a non-GAAP basis, service revenue for fiscal year 2017’s second quarter was $108.4 million, which was approximately 38% of total non-GAAP revenue.

NetScout’s income from operations (GAAP) was $0.8 million in the second quarter of fiscal year 2017. The Company’s GAAP operating profit margin was 0.3%. Second-quarter fiscal year 2017 non-GAAP EBITDA from operations was $67.0 million, or 23.6% of non-GAAP quarterly revenue. Second-quarter fiscal year 2017 non-GAAP income from operations was $58.0 million. NetScout’s non-GAAP operating margin for the second quarter of fiscal year 2017 was 20.5%.

Net loss (GAAP) for the second quarter of fiscal year 2017 was $1.3 million, or $0.01 per share (diluted). On a non-GAAP basis, net income for the second quarter was $36.4 million, or $0.39 per share (diluted).

As of September 30, 2016, cash and cash equivalents, and short and long-term marketable securities were $303.4 million, compared with $334.9 million as of June 30, 2016. During the second quarter of fiscal year 2017, NetScout repurchased 929,009 shares of its common stock at an average price of $28.62 per share, totaling approximately $26.6 million in the aggregate. As of September 30, 2016, NetScout had approximately 6.9 million shares available for repurchase under its existing common stock repurchase plan that authorized the repurchase of up to 20 million shares of its common stock.

First-Half FY17 Financial Results

Highlights for the first two quarters of fiscal year 2017 included:

  For the first half of fiscal year 2017, total revenue (GAAP) was $541.0 million and non-GAAP total revenue was $561.2 million.
  Product revenue (GAAP) for the first six months of fiscal year 2017 was $333.5 million and non-GAAP product revenue was $343.7 million. First-half fiscal year 2017 service revenue (GAAP) was $207.5 million and non-GAAP service revenue was $217.5 million.
  NetScout’s loss from operations (GAAP) during the first six months of fiscal year 2017 was $9.9 million, or -1.8% of total GAAP revenue. During the first two quarters of fiscal year 2017, the Company’s non-GAAP EBITDA from operations was $118.1 million, or 21.0% of non-GAAP total revenue. The Company’s non-GAAP operating income for the same period of fiscal year 2017 was $101.1 million with a non-GAAP operating margin of 18.0%.
  For the first six months of fiscal year 2017, NetScout’s net loss (GAAP) was $10.3 million, or $0.11 per share (diluted). Non-GAAP net income for the same period of fiscal year 2017 was $62.8 million, or $0.67 per share (diluted).
  During the first two quarters of fiscal year 2017, NetScout repurchased a total of 3,029,391 shares of its common stock at an average price of $25.28 per share, totaling approximately $76.6 million in the aggregate.

Guidance:

NetScout fiscal year 2017 guidance reflects the Company’s progress to date, share repurchase activity during the first half of fiscal year 2017, updated assumptions to certain anticipated acquisition-related adjustments to revenue and to various costs and expenses, and its plans for the second half of the fiscal year:

  For fiscal year 2017, the Company’s GAAP revenue guidance has been updated to reflect changes in the assumptions regarding the deferred revenue fair value adjustment and revenue affected by the amortization of intangible assets associated with the acquisition of the Danaher Communications Business. The Company now expects fiscal year 2017 GAAP revenue to be in the range of approximately $1.165 billion to $1.215 billion versus prior GAAP revenue guidance that ranged from approximately $1.178 billion to $1.228 billion. The non-GAAP revenue guidance for fiscal year 2017 is unchanged from prior quarters, and it ranges from $1.2 billion to $1.25 billion.
  GAAP net income per share (diluted) guidance for fiscal year 2017 is unchanged from July 2016, and it ranges from $0.49 to $0.74. Non-GAAP net income per share (diluted) for fiscal year 2017 is also unchanged from July 2016, and it ranges $1.87 to $2.12 based on approximately 93 million shares outstanding.
  A reconciliation between GAAP and non-GAAP revenue and net income per share (diluted) for NetScout’s guidance is included in the attached financial tables.

Conference Call Instructions:

NetScout will host a conference call to discuss its second-quarter fiscal year 2017 financial results today at 8:30 a.m. ET. This call will be webcast live through NetScout’s website at http://ir.netscout.com/phoenix.zhtml?c=92658&p=irol-irhomedf. Alternatively, people can listen to the call by dialing (785) 424-1051. The conference call ID is NTCTQ217. A replay of the call will be available after 12:00 p.m. ET on October 27, 2016 for approximately one week. The number for the replay is (800) 753-8591 for U.S./Canada and (402) 220-0686 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NetScout's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NetScout also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP income from operations, non-GAAP operating margin, non-GAAP EBITDA from operations, and non-GAAP EBITDA from operations margin, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation, and revenue impacted by the amortization of intangible assets. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, stock-based compensation, certain expenses relating to acquisitions including inventory fair value adjustments, depreciation costs, compensation for post-combination services and business development and integration costs. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, net income and diluted net income per share), and may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NetScout believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and NetScout's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NetScout believes that providing these non-GAAP measures affords investors a view of NetScout’s operating results that may be more easily compared to peer companies and also enables investors to consider NetScout’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NetScout’s acquisitions. Presenting the GAAP measures on their own would not be indicative of NetScout’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NetScout management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NetScout Systems, Inc.

NetScout Systems, Inc. (NASDAQ: NTCT) is a leading provider of business assurance – a powerful combination of service assurance, cybersecurity, and business intelligence solutions – for today’s most demanding service provider, enterprise and government networks. NETSCOUT’s Adaptive Service Intelligence (ASI) technology continuously monitors the service delivery environment to identify performance issues and provides insight into network-based security threats, helping teams to quickly resolve issues that can cause business disruptions or impact user experience. NETSCOUT delivers unmatched service visibility and protects the digital infrastructure that supports our connected world. To learn more, visit www.netscout.com or follow @NETSCOUT on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, the statements related to the financial guidance for NetScout; the delivery of new and enhanced analytics along with complementary products that address customer requirements; the timing and magnitude of certain service provider orders that remain fluid; and that our ability to invest in innovation and deliver compelling solutions will play an important role in continuing to differentiate NetScout in the marketplace, assist our customers with their digital transformation challenges, and drive strong performance over the longer term, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; lower than expected demand for the Company’s products and services; and the ability of NetScout to successfully integrate the merged assets and the associated technology and achieve operational efficiencies. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and the Company’s subsequent Quarterly Report on Form 10-Q, which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2016 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo are registered trademarks or trademarks of NetScout Systems, Inc. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Product	$168,873	$174,899	$333,462	$228,492
Service	103,175	86,211	207,538	133,361
Total revenue	272,048	261,110	541,000	361,853

Cost of revenue:
Product	56,647	75,421	116,474	87,919
Service	27,863	24,766	55,070	33,564
Total cost of revenue	84,510	100,187	171,544	121,483

Gross profit	187,538	160,923	369,456	240,370

Operating expenses:
Research and development	61,046	65,896	121,597	83,954
Sales and marketing	76,706	79,153	158,294	117,245
General and administrative	31,527	41,301	62,454	51,400
Amortization of acquired intangible assets	17,559	9,843	35,131	10,652
Restructuring charges	(105)	-	1,929	-
Total operating expenses	186,733	196,193	379,405	263,251

Income (loss) from operations	805	(35,270)	(9,949)	(22,881)
Interest and other expense, net	(2,430)	(828)	(5,334)	(974)

Loss before income tax benefit	(1,625)	(36,098)	(15,283)	(23,855)
Income tax benefit	(359)	(28,183)	(5,019)	(23,609)
Net loss	$(1,266)	$(7,915)	$(10,264)	$(246)

Basic net loss per share	$(0.01)	$(0.09)	$(0.11)	$-
Diluted net loss per share	$(0.01)	$(0.09)	$(0.11)	$-
Weighted average common shares outstanding used in computing:
Net loss per share - basic	91,919	91,410	92,628	66,232
Net loss per share - diluted	91,919	91,410	92,628	66,232

NetScout Systems, Inc.
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2016	2016
	(unaudited)

Assets
Current assets:
Cash, cash equivalents and marketable securities	$294,720	$338,714
Accounts receivable and unbilled costs, net	240,599	247,199
Inventories	52,860	58,029
Prepaid expenses and other current assets	76,879	96,536

Total current assets	665,058	740,478

Fixed assets, net	64,003	62,033
Goodwill and intangible assets, net	2,712,708	2,763,409
Long-term marketable securities	8,675	13,361
Other assets	9,341	13,562

Total assets	$3,459,785	$3,592,843

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$45,853	$43,969
Accrued compensation	65,226	82,303
Accrued other	29,454	34,136
Deferred revenue and customer deposits	282,045	296,648

Total current liabilities	422,578	457,056

Other long-term liabilities	7,936	7,539
Deferred tax liability	259,625	285,359
Accrued long-term retirement benefits	31,493	31,378
Long-term deferred revenue	64,201	68,129
Long-term debt	300,000	300,000

Total liabilities	1,085,833	1,149,461

Stockholders' equity:
Common stock	115	114
Additional paid-in capital	2,666,997	2,642,745
Accumulated other comprehensive loss	(1,705)	(1,501)
Treasury stock, at cost	(564,581)	(481,366)
Retained earnings	273,126	283,390

Total stockholders' equity	2,373,952	2,443,382

Total liabilities and stockholders' equity	$3,459,785	$3,592,843

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

GAAP Product Revenue	$168,873	$174,899	$164,589	$333,462	$228,492
Product deferred revenue fair value adjustment	3,130	3,107	1,345	4,475	3,107
Delayed transfer entity adjustment (1)	-	633	-	-	633
Amortization of acquired intangible assets (3)	2,869	2,028	2,877	5,746	2,028
Non-GAAP Product Revenue	$174,872	$180,667	$168,811	$343,683	$234,260

GAAP Service Revenue	$103,175	$86,211	$104,363	$207,538	$133,361
Service deferred revenue fair value adjustment	5,218	14,945	4,783	10,001	14,945
Non-GAAP Service Revenue	$108,393	$101,156	$109,146	$217,539	$148,306

GAAP Revenue	$272,048	$261,110	$268,952	$541,000	$361,853
Product deferred revenue fair value adjustment	3,130	3,107	1,345	4,475	3,107
Service deferred revenue fair value adjustment	5,218	14,945	4,783	10,001	14,945
Delayed transfer entity adjustment (1)	-	633	-	-	633
Amortization of acquired intangible assets (3)	2,869	2,028	2,877	5,746	2,028
Non-GAAP Revenue	$283,265	$281,823	$277,957	$561,222	$382,566

GAAP Gross Profit	$187,538	$160,923	$181,918	$369,456	$240,370
Product deferred revenue fair value adjustment	3,130	3,107	1,345	4,475	3,107
Service deferred revenue fair value adjustment	5,218	14,945	4,783	10,001	14,945
Inventory fair value adjustment	-	12,773	-	-	12,773
Delayed transfer entity adjustment (1)	-	535	-	-	535
Share-based compensation expense (2)	1,511	921	993	2,504	1,396
Amortization of acquired intangible assets (3)	13,253	16,835	13,246	26,499	17,593
Business development and integration expense (4)	(68)	225	158	90	225
Compensation for post-combination services (5)	381	2,079	144	525	2,079
Acquisition related depreciation expense (6)	(12)	87	165	153	87
Non-GAAP Gross Profit	$210,951	$212,430	$202,752	$413,703	$293,110

GAAP Income (Loss) from Operations	$805	$(35,270)	$(10,754)	$(9,949)	$(22,881)
Product deferred revenue fair value adjustment	3,130	3,107	1,345	4,475	3,107
Service deferred revenue fair value adjustment	5,218	14,945	4,783	10,001	14,945
Inventory fair value adjustment	-	12,773	-	-	12,773
Delayed transfer entity adjustment (1)	-	383	-	-	383
Share-based compensation expense (2)	11,678	7,503	8,132	19,810	12,098
Amortization of acquired intangible assets (3)	30,812	26,678	30,818	61,630	28,245
Business development and integration expense (4)	2,977	14,544	3,669	6,646	17,906
Compensation for post-combination services (5)	2,867	21,661	1,715	4,582	21,682
Restructuring charges	(105)	-	2,034	1,929	-
Acquisition related depreciation expense (6)	666	1,177	1,359	2,025	1,177
Non-GAAP Income from Operations	$58,048	$67,501	$43,101	$101,149	$89,435

GAAP Net Loss	$(1,266)	$(7,915)	$(8,998)	$(10,264)	$(246)
Product deferred revenue fair value adjustment	3,130	3,107	1,345	4,475	3,107
Service deferred revenue fair value adjustment	5,218	14,945	4,783	10,001	14,945
Inventory fair value adjustment	-	12,773	-	-	12,773
Share-based compensation expense (2)	11,678	7,503	8,132	19,810	12,098
Amortization of acquired intangible assets (3)	30,812	26,678	30,818	61,630	28,245
Business development and integration expense (4)	2,977	14,544	3,669	6,646	17,906
Compensation for post-combination services (5)	2,867	21,661	1,715	4,582	21,682
Restructuring charges	(105)	-	2,034	1,929	-
Acquisition related depreciation expense (6)	666	1,177	1,359	2,025	1,177
Loss on extinguishment of debt (7)	-	55	-	-	55
Income tax adjustments (8)	(19,544)	(50,868)	(18,528)	(38,072)	(54,420)
Non-GAAP Net Income	$36,433	$43,660	$26,329	$62,762	$57,322

GAAP Diluted Net loss Per Share	$(0.01)	$(0.09)	$(0.10)	$(0.11)	$-
Share impact of non-GAAP adjustments identified above	0.40	0.56	0.38	0.78	0.86
Non-GAAP Diluted Net Income Per Share	$0.39	$0.47	$0.28	$0.67	$0.86

Shares used in computing non-GAAP diluted net income per share	92,716	91,967	94,008	93,337	66,811

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands, except per share data)
(Unaudited)

		Three Months Ended		Three Months Ended	Six Months Ended
		September 30,		June 30,	September 30,
		2016	2015	2016	2016	2015
(1)	Delayed transfer entity adjustment included in these amounts
	is as follows:
	Product revenue	$-	$633	$-	$-	$633
	Cost of product revenue	-	(98)	-	-	(98)
	Sales and marketing	-	(152)	-	-	(152)
	Other income (expense)	-	(383)	-	-	(383)
	Total delayed transfer entity adjustment	$-	$-	$-	$-	$-

(2)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$266	$167	$195	$461	$269
	Cost of service revenue	1,245	754	798	2,043	1,127
	Research and development	3,872	2,572	2,633	6,505	4,062
	Sales and marketing	3,726	2,240	2,611	6,337	3,643
	General and administrative	2,569	1,770	1,895	4,464	2,997
	Total share-based compensation expense	$11,678	$7,503	$8,132	$19,810	$12,098

(3)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Total revenue adjustment	$2,869	$2,028	$2,877	$5,746	$2,028
	Cost of product revenue	10,384	14,807	10,369	20,753	15,565
	Operating expenses	17,559	9,843	17,572	35,131	10,652
	Total amortization expense	$30,812	$26,678	$30,818	$61,630	$28,245

(4)	Business development and integration expense included in
	these amounts is as follows:
	Cost of product revenue	$(68)	$131	$158	$90	$131
	Cost of service revenue	-	94	-	-	94
	Research and development	-	256	-	-	256
	Sales and marketing	24	271	10	34	1,254
	General and administrative	3,021	13,792	3,501	6,522	16,171
	Total business development and integration expense	$2,977	$14,544	$3,669	$6,646	$17,906

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Cost of product revenue	$113	$328	$42	$155	$328
	Cost of service revenue	268	1,751	102	370	1,751
	Research and development	768	8,262	793	1,561	8,283
	Sales and marketing	720	7,472	1,006	1,726	7,472
	General and administrative	998	3,848	(228)	770	3,848
	Total compensation for post-combination services	$2,867	$21,661	$1,715	$4,582	$21,682

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$(32)	$46	$117	$85	$46
	Cost of service revenue	20	41	48	68	41
	Research and development	488	802	872	1,360	802
	Sales and marketing	67	125	146	213	125
	General and administrative	123	163	176	299	163
	Total acquisition related depreciation expense	$666	$1,177	$1,359	$2,025	$1,177

(7)	Loss on extinguishment of debt included in these
	amounts is as follows
	Interest and other income/(expense), net	$-	$55	$-	$-	$55
	Total loss on extinguishment of debt	$-	$55	$-	$-	$55

(8)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(19,544)	$(50,868)	$(18,528)	$(38,072)	$(54,493)
	Tax impact of non-GAAP reconciling items in loss jurisdictions	-	-	-	-	73
	Total income tax adjustments	$(19,544)	$(50,868)	$(18,528)	$(38,072)	$(54,420)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Non-GAAP EBITDA
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2016	2015	2016	2016	2015

GAAP Income (loss) from operations	$805	$(35,270)	$(10,754)	$(9,949)	$(22,881)
Previous adjustments to determine non-GAAP income from operations	57,243	102,771	53,855	111,098	112,316
Non-GAAP Income from operations	58,048	67,501	43,101	101,149	89,435

Depreciation excluding acquisition related	8,929	6,183	7,997	16,926	9,602

Non-GAAP EBITDA from operations	$66,977	$73,684	$51,098	$118,075	$99,037

NetScout Systems, Inc.
Reconciliation of GAAP Financial Guidance to Non-GAAP Financial Guidance
(Unaudited)
(In millions, except EPS)

	FY 2017
	Low	High

GAAP revenue	$1,165	$1,215
Deferred revenue fair value adjustment	24	24
Amortization of intangible assets	11	11
Non-GAAP revenue	$1,200	$1,250

GAAP Net Income	$46	$69
Deferred revenue fair value adjustment	24	24
Amortization of intangible assets	123	123
Share-based compensation expenses	37	37
Business development expenses	10	10
Compensation for post-combination services	4	4
Acquisition-related depreciation expense	3	3
Restructuring costs	2	2
Related impact of adjustments on income tax	(75)	(75)
Non-GAAP Net Income	$174	$197

Average Weighted Shares	93	93
GAAP EPS	$0.49	$0.74
Non-GAAP EPS	$1.87	$2.12

CONTACT:
NetScout Systems, Inc.
Investors
Andrew Kramer, 978-614-4279
Vice President of Investor Relations
IR@netscout.com
or
Media
Donna Candelori, 408-571-5226
Senior Public Relations Manager
Donna.Candelori@netscout.com